Exhibit 99.6

Date: July 27, 2023

Adlai Nortye Ltd.

c/o PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

CONSENT OF DIRECTOR NOMINEE

Ladies and Gentlemen:

I hereby consent, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named as a nominee to the board of directors of Adlai Nortye Ltd. in its Registration Statement on Form F-1, and any amendments or supplements thereto, and to the filing or attachment of this consent with such Registration Statement and any amendment or supplement thereto.

Sincerely yours,

/s/ MING LUN ALAN TSE
Name: Ming Lun Alan Tse